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                           CERTIFICATE OF DESIGNATION

                                       of

                             Non-Voting Common Stock

                                       of

                      FISHER SCIENTIFIC INTERNATIONAL INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Common Stock, par value $.01 per share ("Common Stock"), designated as Non-Voting Common Stock;

     RESOLVED, that a series of the class of authorized Common Stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     NON-VOTING COMMON STOCK

     SECTION 1.   DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as the Non-Voting Common Stock" (the "Non-Voting Common Stock") and the number of shares initially constituting such series shall be 4,182,375, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of Non-Voting Common Stock.


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     SECTION 2.   VOTING RIGHTS.

     NON-VOTING COMMON STOCK. Except as set forth herein or as otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") or would otherwise be treated differently from shares of Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Stock so long as
(i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this Section 2 and on any amendment, repeal or modification of any provision of this Certificate of Designation that adversely affects the powers, preferences or special rights of holders of the Non-Voting Common Stock.

     SECTION 3.   DIVIDENDS.

     Any dividend or distribution on the Common stock shall be payable on shares of Non-Voting Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common




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Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Common Stock.

     SECTION 4.   LIQUIDATION.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Non-Voting Common Stock shall be entitled to share with the holders of Common Stock in the remaining net assets of the Corporation.

     SECTION 5.   CONVERSION.

(a) CONVERSION OF NON-VOTING COMMON STOCK. Subject to and upon compliance with the provisions of this Section 5, each record holder of Non-Voting Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Common Stock; PROVIDED, HOWEVER, that Non-Voting Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder may not be converted into Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates, and, PROVIDED, FURTHER, that each holder of Non-Voting Common Stock may convert such shares into Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Common Stock prior to such Conversion Event and undertakes to promptly offer to the Corporation in exchange of such shares of Common Stock for the same number of shares of Non-Voting Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.




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(b)  CONVERSION PROCEDURE. Each conversion of shares of Common Stock of the
     Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section 5, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any



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     manner which would interfere with the timely conversion of any shares of
     Common Stock.

     Notwithstanding any provision of this Section 5 to the contrary, each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur, shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly offered to the Corporation in exchange for such shares of Common Stock for the same number of shares of Non-Voting Common Stock.

     Section 6.   STOCK SPLITS; ADJUSTMENTS.

     If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, then the outstanding shares of Non-Voting Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

     In case of any reorganization, reclassification or change of shares of Non-Voting Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Non-Voting Common Stock), each holder of a share of Non-Voting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such



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reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Non-Voting Common Stock into which such shares of Non-Voting Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate or incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Non-Voting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Non-Voting Common Stock into which such Non-Voting Common Stock might have been converted immediately prior to such event.

     Section 7.   RESERVATION OF SHARES.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Non-Voting Common Stock which may be converted.

     Section 8.   NO CHARGE.

     The issuance of certificates for shares of any class of Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

     Section 9. DEFINITIONS. As used herein, the following terms shall have the meanings shown below:

(a) "AFFILIATE" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the



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     management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b) "CONVERSION EVENT" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

(c) "PERSON" or "PERSON" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

(d) "REGULATED STOCKHOLDER" shall mean any stockholder (i) that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Par 225 (or any successor to such Regulation) ("Regulation Y") and (ii) that holds shares of Non-Voting Common Stock of the Corporation and (iii) that has provided written notice to the Corporation of its status as a "Regulated Stockholder" hereunder.



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(e)  "RESTRICTED STOCK" means, with respect to any Regulated Stockholder, any outstanding shares of Non-Voting Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; PROVIDED, HOWEVER, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and PROVIDED, FURTHER, that the Corporation shall have no responsibility for determining whether any outstanding shares of Non-Voting Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead by entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.






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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designation of Non-Voting Stock to be duly executed by its Vice President, Secretary and General Counsel this 20th day of January, 1998.

                                          FISHER SCIENTIFIC INTERNATIONAL, INC.

                                          By: /s/ Todd Duchene
                                              ---------------------------------
                                              Name: Todd Duchene
                                              Title: Vice President, Secretary
                                                     and General Counsel